Exhibit 99.4

ECC INTERNATIONAL CORP.

a Delaware corporation

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Section 302 Certification

I, MELISSA VAN VALKENBURGH, certify that:

(1)  I have reviewed this annual report on Form 10-K of ECC INTERNATIONAL CORP., a Delaware corporation (the “registrant”);

(2)  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

(3)  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: September 27, 2002
By: /s/ Melissa Van Valkenburgh

Melissa Van Valkenburgh Principal Financial Officer

DIRECTORS Julian J. Demora President Key Realty Development, Inc. Hollywood, Florida	OFFICERS James R. Henderson President and Chief Executive Officer Melissa A. Van Valkenburgh Chief Financial Officer, Secretary/Treasurer	CORPORATE COUNSEL Olshan, Grundman, Frome, Rosenzweig & Wolosky, LLP 505 Park Ave, 17th Floor New York, NY 10022
James R. Henderson
Vice President of Operations
Steel Partners, Ltd.
New York, New York

Jesse L. Krasnow
Partner: Lefferts/Fore, LLC
New York, New York

Warren G. Lichtenstein
Managing Member,
Steel Partners LLC,
which is the General
Partner of Steel Partners II, L.P.
Steel Partners, LLP
New York, New York

Merrill A. McPeak
General USAF (Retired)
President
McPeak & Associates
Lake Oswego, Oregon

Robert F. Mehmel
DRS Technology
Parsippany, NJ
Terry Kohl
Vice President, Business
Development

CORPORATE
INFORMATION
ECC International Corp.
2001 West Oak Ridge Rd
Orlando, FL 32809-3803
(407) 859-7410

Transfer Agent and Registrar
Mellon Investor Services
P.O. Box 590
Ridgefield Park, NJ 07660
www.chasemellon.com

Independent Accountants
PricewaterhouseCoopers, LLP
390 N. Orange Avenue
Suite 2400
Orlando, FL 32801
ANNUAL MEETING
The 2002 Annual Meeting will
be held December 13, 2002 at:
ECC International Corp.
2001 West Oak Ridge Rd
Orlando, FL 32809-3803

ADDITIONAL INFORMATION
Copies of the Company’s
Annual Report can be
obtained without charge by
writing to:

Investor Relations
ECC International Corp.
2001 West Oak Ridge Rd
Orlando, FL 32809-3803